Exhibit 16.1



April 17, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of Nooney Income Fund Ltd., L.P. dated April 11, 2000.

Yours truly,




DELOITTE & TOUCHE LLP
St. Louis, Missouri